EXHIBIT 99.1
To Form 8-K dated April 25, 2011

NEWS RELEASE

SEACOAST BANKING CORPORATION OF FLORIDA

Dennis S. Hudson, III
Chairman and Chief Executive Officer
Seacoast Banking Corporation of Florida
(772) 288-6085

William R. Hahl
Executive Vice President &
Chief Financial Officer
(772) 221-2825

SEACOAST REPORTS RESULTS FOR
FIRST QUARTER 2011

– First operating profit since first quarter 2008 and sixth consecutive quarter of improved credit quality

– Nonperforming assets decline by 21.7 percent over prior year

– Household growth and seasonal improvements drive deposit growth to 12.1% annualized during the quarter

– Total risk-based capital ratio improves to record 18.2 percent

STUART, FL., April 25, 2011 – Seacoast Banking Corporation of Florida (NASDAQ-NMS: SBCF), a bank holding company whose principal subsidiary is Seacoast National Bank, today reported first quarter 2011 net income of $358,000, compared with a net loss of $10.2 million in the fourth quarter of 2010 and a net loss of $1.6 million a year earlier. Including preferred stock dividends and accretion of preferred stock discount of $937,000, the net loss applicable to common shareholders was $579,000 or $0.01 per average common diluted share for the first quarter, compared to a net loss of $11.1 million or $0.12 per average common diluted share in the fourth quarter and a net loss of $2.5 million or $0.04 per average common diluted share for the first quarter of 2010.

“The strategic framework we put in place over two years ago has enabled us to manage the effects of the real estate crisis effectively and on schedule,” said Dennis S. Hudson, III, Chairman and Chief Executive Officer. “We are now poised to accelerate our business plan to increase profitability and ultimately position Seacoast as a top-tier community bank, measured by low risk, strong organic growth and increased shareholder value.”

Revenue generation improvements accelerated during the quarter as a result of growth in core business and a stronger balance sheet as favorable new customer trends continued to bring increased deposit balances, lower deposit costs, improved margins and increased fees.  A total of 2,146 new core households were added in the first quarter of 2011, up 28.0 percent over the prior year.  Average noninterest bearing demand deposit balances for the first quarter increased 14.8 percent compared to the prior year.  Noninterest bearing demand deposits now total 19.3 percent of total deposits compared to 15.8 percent one year earlier.

“Our performance improved significantly in the first quarter of 2011 due to the completion last year of our focused strategy to eliminate exposure to residential and commercial construction and land development loans,” said Hudson. These loans included our largest and most troubled borrowers and represented our highest loss content following the unprecedented real estate valuation declines in Florida.  True to our prediction that nonaccrual loans had peaked in September 2009, we have seen six consecutive quarters of improvement since then. We now expect more rapid improvement in the next two quarters as several larger problem loan relationships, which together comprise approximately 50 percent of nonaccrual loans outstanding at March 31, 2011, are expected to be liquidated as a result of contracts executed late in the first quarter.”

Highlights for the first quarter 2011 include:

•	Core deposits (excluding certificates of deposits > $100,000 and brokered time certificates) increased 13.9 percent annualized, and noninterest bearing demand deposits increased 49.4 percent annualized compared to the fourth quarter 2010;

•	Average business and personal noninterest bearing checking deposit balances increased $7.8 million or 20.5 percent and $11.8 million or 43.1 percent annualized, respectively, compared to the fourth quarter 2010;

•	Debit card income for the quarter totaled $891,000, up $77,000 or 9.5 percent linked quarter, and up $174,000 or 24.3 percent compared to first quarter 2010 as a result of the increased households added over the last twelve months, as well as, seasonal impacts;

•	A reduced provision for loan losses was required in the first quarter of $640,000, a decline of $1.4 million from a year ago and $3.3 million lower than the fourth quarter 2010;

•	Nonperforming assets (NPAs), compared to the fourth quarter 2010, declined by approximately $3.6 million to 4.34 percent of total assets, and declined $25.1 million or 21.7 percent over the last twelve months;

•	Net interest margin increased to 3.48 percent, 6 basis points higher than last quarter and unchanged from the first quarter 2010;

•	Net interest income (taxable equivalent) totaled $16.5 million, compared to $16.4 million the prior quarter; the lower deposit costs, a slightly larger investment portfolio and a slower loan runoff were the primary reasons for net interest income stabilization;

•	The cost of interest bearing liabilities totaled 0.98 percent, 3 basis points lower than the fourth quarter 2010 and 27 basis points lower than first quarter 2010;

•	Tangible common equity ratio increased to 5.6 percent from 4.8 percent as of March 31, 2010; and

•	Total risk based capital increased to 18.2 percent, up from 15.3 percent as of March 31, 2010.

During the last twelve months, overall asset quality improved notably. Early stage delinquencies, nonperforming loans, and net charge-offs improved, and in some cases, significantly. In addition, the aforementioned reduction in nonaccrual loans expected in the second and third quarter is not expected to result in further charge-offs. Nonetheless, the economic outlook while improved remains uncertain, resulting in an elevated and stable allowance for credit losses. As of March 31, 2011, the allowance for loan losses was $34 million, a decline of $4 million from year-end, and it represented 2.80% of total loans compared to 3.04% and 3.18% of total loans as December 31, 2010 and March 31, 2010, respectively.

The tax benefit for the net operating loss carry forward for the first quarter totaled $172,000. The deferred tax valuation allowance was lowered by a like amount, and therefore there was no change in the carrying value of deferred tax assets which are supported by tax planning strategies.  Due to limitations on the inclusion of deferred tax assets, regulatory capital ratios are unaffected.  As our earnings continue to improve and credit losses moderate, we believe we can place increased reliance on our forecast of future taxable earnings, which would support realization of the deferred tax assets and increase the Company’s common shareholders’ equity by up to $48 million.

Solid growth in new households have increased noninterest income over the past year with service charges on deposit accounts up 5.1 percent and debit card income up 24.3 percent. Trust and brokerage commissions and fees also increased 9.9 percent and 11.9 percent, respectively, over the past year as financial markets have improved and our sales activities have improved. Service charges on deposit accounts fell slightly in the first quarter on a linked quarter basis primarily due to fewer days in the first quarter compared to the fourth quarter and increased average deposit balances. Revenue increased for debit card and other EFT transactions, attributable to increases in the number of customers served and a seasonal increase in transactions.

(dollars in thousands)	Q-1 2011	Q-4 2010	Q-3 2010	Q-2 2010	Q-1 2010

Noninterest Income:
Service charges on deposit accounts	$1,442	$1,590	$1,511	$1,452	$1,372
Trust income	523	510	500	491	476
Mortgage banking fees	395	580	654	464	421
Brokerage commissions and fees	320	325	306	257	286
Marine finance fees	298	355	330	310	339
Debit card income	891	814	810	822	717
Other deposit based EFT fees	90	75	71	82	93
Other	250	338	350	374	459

Total	4,209	4,587	4,532	4,252	4,163
Gain on sale of merchant business	0	600	0	0	0

Total	$4,209	$5,187	$4,532	$4,252	$4,163

Wealth management fees were up $8,000 linked quarter or 3.9 percent annualized and were up $81,000 or 10.6 percent compared to first quarter a year ago. Marine finance fees were lower by $57,000 compared to the fourth quarter and lower by $41,000 compared to a year ago, as $5 million of production was retained in the loan portfolio. Mortgage banking revenues declined by $185,000 this quarter compared to the fourth quarter 2010 as a result of a surge in home purchase closings before year-end and a seasonal slowing of home purchase transactions in early 2011.

Core operating expenses remained stable for the quarter and were improved over the prior year.  Expenses associated with other real estate owned and asset dispositions were substantially reduced for the quarter compared with both the prior and year earlier period.

(dollars in thousands)	Q-1 2011	Q-4 2010	Q-3 2010	Q-2 2010	Q-1 2010

Noninterest Expense:
Salaries and wages	$6,551	$6,539	$6,631	$6,776	$6,462
Employee benefits	1,600	1,153	1,367	1,419	1,778
Outsourced data processing costs	1,522	1,496	1,503	1,503	1,479
Telephone / data lines	289	321	383	402	399
Occupancy expense	1,946	1,699	1,928	1,911	1,942
Furniture and equipment expense	593	609	595	585	609
Marketing expense	752	764	577	913	656
Legal and professional fees	1,757	1,783	2,491	1,602	2,101
FDIC assessments	959	947	966	1,039	1,006
Amortization of intangibles	212	212	212	246	315
Other	1,951	2,330	1,886	2,060	2,152

Total Core Operating Expense	18,132	17,853	18,539	18,456	18,899
Net loss on OREO and repossessed assets	449	8,763	849	105	3,824
Asset dispositions expense	1,086	1,122	587	310	249

Total	$19,667	$27,738	$19,975	$18,871	$22,972

Salaries, wages and benefits for the first quarter 2011 were nearly unchanged at $6.5 million from a year ago and when compared to the fourth quarter 2010. Employee benefit costs, which typically are higher in the first and second quarters each year as a result of higher payroll taxes and unemployment insurance costs, increased when compared to the fourth quarter, but were down year over year by $178,000 or 10.0 percent. Costs associated with foreclosed and repossessed asset disposition and management activities declined by $8.4 million compared to the fourth quarter 2010 and $2.5 million compared to a year earlier. Also decreasing this quarter compared to a year earlier were legal and professional fees, down $344,000 related to reduced risk management and strategic planning consulting assistance.

The Company’s retail core deposit focus has produced strong growth in core deposit customer relationships and has resulted in increased balances, which allowed for run-off in brokered and single service certificates of deposit. The improved deposit mix and lower rates paid on deposits during the first quarter reduced the overall cost of total deposits to 0.72 percent, 4 basis points lower than in the fourth quarter 2010 and 31 basis points below last year’s first quarter.

Total deposits, excluding brokered certificates of deposits totaled $1.7 billion at March 31, 2011, up $49 million or 12.1 percent annualized compared to year-end 2010 total deposits. The average cost of interest bearing deposits, excluding certificates of deposits, during the first quarter was 0.30 percent, unchanged from the fourth quarter and 29 basis points lower from first quarter 2010. Certificate of deposit rates paid were lower compared to the fourth quarter and totaled 1.78 percent during the first quarter of 2011, a decline of 10 basis points compared to the fourth quarter and 28 basis points lower compared to first quarter 2010.

The mix in deposits has improved with time certificates declining to 32 percent of total deposits, compared to 35 percent a year ago. The decline in deposits resulted from management’s decision not to retain higher rate single-service certificates of deposit clients. These balances declined by $82 million, year over year, and were replaced with lower cost new core deposit accounts. As previously reported, the Company has experienced strong growth in core deposit customer relationships since implementing its new deposit growth strategy. Net core household growth increased by 3.3 percent over the last twelve months with new personal checking relationships up 37.3 percent and new commercial business checking relationships increasing 61.6 percent during the first quarter 2011 compared to the same quarter a year earlier. These new relationships have improved market share and increased average services per household.

Seacoast will host a conference call on Monday, April 25, 2011 at 10:00 a.m. (Eastern Time) to discuss the earnings results and business trends. Investors may call in (toll-free) by dialing (888) 517-2464 (access code: 5785075; leader: Dennis S. Hudson). Charts will be used during the conference call and may be accessed at Seacoast’s website at by selecting “Presentations” under the heading “Investor Services”. A replay of the call will be available for one month, beginning the afternoon of April 25, 2011, by dialing (888) 843-7419 (domestic), using the passcode 5785075.

Alternatively, individuals may listen to the live webcast of the presentation by visiting Seacoast’s website at www.seacoastbanking.net. The link is located in the subsection “Presentations” under the heading “Investor Services”. Beginning the afternoon of April 25, 2011, an archived version of the webcast can be accessed from this same subsection of the website, and will be available for one year.

Seacoast Banking Corporation of Florida has approximately $2.1 billion in assets. It is one of the largest independent commercial banking organizations in Florida, and is headquartered on Florida’s Treasure Coast, one of the wealthiest and fastest growing areas in the nation.

Cautionary Notice Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, without limitation, statements about future financial and operating results, ability to realized deferred tax assets, cost savings, enhanced revenues, economic and seasonal conditions in our markets, and improvements to reported earnings that may be realized from cost controls and for integration of banks that we have acquired, as well as statements with respect to Seacoast’s objectives, expectations and intentions and other statements that are not historical facts. Actual results may differ from those set forth in the forward-looking statements.

Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause the actual results, performance or achievements of Seacoast to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. You should not expect us to update any forward-looking statements.

You can identify these forward-looking statements through our use of words such as “may,” “will,” “anticipate,” “assume,” “should,” “support”, “indicate,” “would,” “believe,” “contemplate,” “expect,” “estimate,” “continue,” “further”, “point to,” “project,” “could,” “intend” or other similar words and expressions of the future. These forward-looking statements may not be realized due to a variety of factors, including, without limitation: the effects of future economic and market conditions, including seasonality; governmental monetary and fiscal policies, as well as legislative, tax and regulatory changes; changes in accounting policies, rules and practices; the risks of changes in interest rates on the level and composition of deposits, loan demand, liquidity and the values of loan collateral, securities, and interest sensitive assets and liabilities; interest rate risks, sensitivities and the shape of the yield curve; the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, securities brokerage firms, insurance companies, money market and other mutual funds and other financial institutions operating in our market areas and elsewhere, including institutions operating regionally, nationally and internationally, together with such competitors offering banking products and services by mail, telephone, computer and the Internet; and the failure of assumptions underlying the establishment of reserves for possible loan losses. The risks of mergers and acquisitions, include, without limitation: unexpected transaction costs, including the costs of integrating operations; the risks that the businesses will not be integrated successfully or that such integration may be more difficult, time-consuming or costly than expected; the potential failure to fully or timely realize expected revenues and revenue synergies, including as the result of revenues following the merger being lower than expected; the risk of deposit and customer attrition; any changes in deposit mix; unexpected operating and other costs, which may differ or change from expectations; the risks of customer and employee loss and business disruption, including, without limitation, as the result of difficulties in maintaining relationships with employees; increased competitive pressures and solicitations of customers by competitors; as well as the difficulties and risks inherent with entering new markets.

All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary notice, including, without limitation, those risks and uncertainties described in our annual report on Form 10-K for the year ended December 31, 2010 under “Special Cautionary Notice Regarding Forward-Looking Statements” and “Risk Factors”, and otherwise in our SEC reports and filings. Such reports are available upon request from the Company, or from the Securities and Exchange Commission, including through the SEC’s Internet website at http://www.sec.gov.

FINANCIAL HIGHLIGHTS (Unaudited)
SEACOAST	BANKING	CORPORATION	OF	FLORIDA	AND	SUBSIDIARIES

	Three Months Ended
(Dollars in thousands,	March 31,
except share data)	2011			2010
Summary of Earnings
Net income (loss)	$358	$		(1,564)
Net loss available to common shareholders	(579)			(2,501)
Net interest income (1)	16,518			17,288
Performance Ratios
Return on average assets-GAAP basis (2),(3)	0.07		%	(0.30)%
Return on average tangible assets (2),(3),(4)	0.10			(0.26)
Return on average shareholders’ equity–GAAP basis (2), (3)	0.88			(4.18)
Net interest margin (1),(2)	3.48			3.48
Per Share Data
Net loss diluted-GAAP basis	$(0.01)	$		(0.04)
Net loss basic-GAAP basis	(0.01)			(0.04)
Cash dividends declared	0.00			0.00

	March 31,				Increase/
(Dollars in thousands, except per share data)	2011		2010		(Decrease)
Credit Analysis
Net charge-offs year-to-date	$4,031		$	3,541	13.8%
Net charge-offs to average loans	1.32	%		1.03%	28.2
Loan loss provision year-to-date	$640		$	2,068	(69.1)
Allowance to loans at end of period	2.80	%		3.18	(11.9)
Nonperforming loans	$66,233		$	96,321	(31.2)
Other real estate owned	24,111			19,076	26.4

Total nonperforming assets	$90,344		$	115,397	(21.7)

Restructured loans (accruing)	$76,935		$	60,032	28.2
Nonperforming assets to loans and other real estate owned at end of period	7.23	%		8.29%	(12.8)
Nonperforming assets to total assets	4.34	%		5.44%	(20.2)
Selected Financial Data
Total assets	$2,081,319		$	2,119,966	(1.8)
Securities – available for sale (at fair value)	514,150			365,986	40.5
Securities – held for investment (at amortized cost)	25,835			10,228	152.6
Net loans	1,191,030			1,329,559	(10.4)
Deposits	1,686,210			1,759,433	(4.2)
Total shareholders’ equity	165,798			151,183	9.7
Common shareholders’ equity	119,238			105,872	12.6
Book value per share common	1.28			1.80	(28.9)
Tangible book value per share	1.74			2.50	(30.4)
Tangible common book value per share (5)	1.24			1.73	(28.3)
Average shareholders’ equity to average assets	8.14	%		7.13%	14.2
Tangible common equity to tangible assets (5), (6)	5.60			4.82	16.2
Average Balances (Year-to-Date)
Total assets	$2,030,045		$	2,127,074	(4.6)
Less: intangible assets	3,027			3,969	(23.7)

Total average tangible assets	$2,027,018		$	2,123,105	(4.5)

Total equity	$165,148		$	151,731	8.8
Less: intangible assets	3,027			3,969	(23.7)

Total average tangible equity	$162,121		$	147,762	9.7

(1)	Calculated on a fully taxable equivalent basis using amortized cost.

(2)	These ratios are stated on an annualized basis and are not necessarily indicative of future periods.

(3)	The calculations of ROA and ROE do not include the mark-to-market unrealized gains (losses) because the unrealized gains (losses) are not included in net income (loss).

(4)	The Company believes that return on average assets and equity excluding the impacts of noncash amortization expense on intangible assets is a better measurement of the Company’s trend in earnings growth.

(5)	The Company defines tangible common equity as total shareholders equity less preferred stock and intangible assets.

(6)	The ratio of tangible common equity to tangible assets is a non-GAAP ratio used by the investment community to measure capital adequacy.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	Three Months Ended
	March 31,
(Dollars in thousands, except per share data)	2011	2010
Interest on securities:
Taxable	$3,676	$3,727
Nontaxable	47	69
Interest and fees on loans	16,213	18,377
Interest on federal funds sold and other investments	233	239

Total Interest Income	20,169	22,412
Interest on deposits	592	1,241
Interest on time certificates	2,348	3,226
Interest on borrowed money	773	732

Total Interest Expense	3,713	5,199

Net Interest Income	16,456	17,213
Provision for loan losses	640	2,068

Net Interest Income After Provision for Loan Losses	15,816	15,145
Noninterest income:
Service charges on deposit accounts	1,442	1,372
Trust income	523	476
Mortgage banking fees	395	421
Brokerage commissions and fees	320	286
Marine finance fees	298	339
Debit card income	891	717
Other deposit based EFT fees	90	93
Other	250	459

	4,209	4,163
Securities gains, net	0	2,100

Total Noninterest Income	4,209	6,263
Noninterest expenses:
Salaries and wages	6,551	6,462
Employee benefits	1,600	1,778
Outsourced data processing costs	1,522	1,479
Telephone / data lines	289	399
Occupancy	1,946	1,942
Furniture and equipment	593	609
Marketing	752	656
Legal and professional fees	1,757	2,101
FDIC assessments	959	1,006
Amortization of intangibles	212	315
Asset dispositions expense	1,086	249
Net loss on other real estate owned and
repossessed assets	449	3,824
Other	1,951	2,152

Total Noninterest Expenses	19,667	22,972
Income (Loss) Before Income Taxes	358	(1,564)
Provision for income taxes	0	0

Net Income (Loss)	358	(1,564)
Preferred stock dividends and accretion on preferred stock discount	937	937

Net Loss Available to Common
Shareholders	$(579)	$(2,501)
Per share of common stock:
Net loss diluted	$(0.01)	$(0.04)
Net loss basic	(0.01)	(0.04)
Cash dividends declared	0.00	0.00
Average diluted shares outstanding	93,458,692	58,845,822
Average basic shares outstanding	93,458,692	58,845,822

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	March 31,	December 31,	March 31,
(Dollars in thousands, except share data)	2011	2010	2010
Assets
Cash and due from banks	$29,578	$35,358	$58,153
Interest bearing deposits with other banks	197,960	176,047	216,550

Total Cash and Cash Equivalents	227,538	211,405	274,703
Securities:
Available for sale (at fair value)	514,150	435,140	365,986
Held for investment (at amortized cost)	25,835	26,861	10,228

Total Securities	539,985	462,001	376,214
Loans available for sale	3,095	12,519	3,609
Loans, net of deferred costs	1,225,383	1,240,608	1,373,278
Less: Allowance for loan losses	(34,353)	(37,744)	(43,719)

Net Loans	1,191,030	1,202,864	1,329,559
Bank premises and equipment, net	35,568	36,045	38,409
Other real estate owned	24,111	25,697	19,076
Other intangible assets	2,925	3,137	3,806
Other assets	57,067	62,713	74,590

	$2,081,319	$2,016,381	$2,119,966

Liabilities and Shareholders’ Equity
Liabilities
Deposits
Demand deposits (noninterest bearing)	$324,879	$289,621	$278,205
Savings deposits	828,130	812,625	865,909
Other time deposits	278,437	281,681	304,807
Brokered time deposits	7,371	7,093	24,640
Time certificates of $100,000 or more	247,393	246,208	285,872

Total Deposits	1,686,210	1,637,228	1,759,433
Federal funds purchased and securities sold under agreements to repurchase, maturing within 30 days	115,185	98,213	95,708
Borrowed funds	50,000	50,000	50,000
Subordinated debt	53,610	53,610	53,610
Other liabilities	10,516	11,031	10,032

	1,915,521	1,850,082	1,968,783
Shareholders’ Equity
Preferred stock – Series A	46,560	46,248	45,311
Common stock	9,351	9,349	5,891
Additional paid in capital	221,688	221,522	177,842
Accumulated deficit	(112,650)	(112,652)	(80,076)
Treasury stock	(1)	(1)	(437)

	164,948	164,466	148,531
Accumulated other comprehensive gain, net	850	1,833	2,652

Total Shareholders’ Equity	165,798	166,299	151,183

	$2,081,319	$2,016,381	$2,119,966

Common Shares Outstanding	93,514,212	93,487,581	58,913,722

Note: The balance sheet at December 31, 2010 has been derived from the audited financial statements at that date.

CONSOLIDATED QUARTERLY FINANCIAL DATA (Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES
	QUARTERS
	2011		2010						Last 12
(Dollars in thousands, except per share data)	First		Fourth		Third		Second		Months

Net loss	$358		$(10,205)		$(7,638)		$(13,796)		$(31,281)
Operating Ratios
Return on average assets-GAAP basis (2),(3)	0.07	%	(2.01)%		(1.47)%			(2.61)%	(1.52)%
Return on average tangible assets (2),(3),(4)	0.10		(1.99)		(1.44)		(2.58)		(1.50)
Return on average shareholders’ equity -GAAP basis (2),(3)	0.88		(23.31)		(16.63)		(30.73)		(17.84)
Net interest margin (1),(2)	3.48		3.42		3.35		3.27		3.37
Average equity to average assets	8.14		8.63		8.83		8.49		8.53
Credit Analysis
Net charge-offs	$4,031		$4,678		$10,700		$20,209		$39,618
Net charge-offs to average loans	1.32	%	1.47	%	3.29	%	5.95	%	3.08	%
Loan loss provision	$640		$3,975		$8,866		$16,771		$30,252
Allowance to loans at end of period	2.80	%	3.04	%	3.04	%	3.10	%
Restructured loans (accruing)	$76,935		$66,350		$64,403		$64,876
Nonperforming loans	$66,233		$68,284		$69,519		$90,885
Other real estate owned	24,111		25,697		32,406		19,018

Nonperforming assets	$90,344		$93,981		$101,925		$109,903

Nonperforming assets to loans and other real estate owned at end of period	7.23	%	7.42	%	7.87	%	8.33	%
Nonperforming assets to total assets	4.34		4.66		5.06		5.25
Nonaccrual loans and accruing loans 90 days or more past due to loans outstanding at end of period	5.41		5.50		5.50		6.99
Per Share Common Stock
Net loss diluted-GAAP basis	$(0.01)		$(0.12)		$(0.09)		$(0.25)		$(0.41)
Net loss basic-GAAP basis	(0.01)		(0.12)		(0.09)		(0.25)		(0.41)
Cash dividends declared	0.00		0.00		0.00		0.00		0.00
Book value per share common	1.28		1.28		1.43		1.51
Average Balances
Total assets	$2,030,045		$2,013,405		$2,062,857		$2,120,388
Less: Intangible assets	3,027		3,239		3,452		3,669

Total average tangible assets	$2,027,018		$2,010,166		$2,059,405		$2,116,719

Total equity	$165,148		$173,707		$182,202		$180,093
Less: Intangible assets	3,027		3,239		3,452		3,669

Total average tangible equity	$162,121		$170,468		$178,750		$176,424

(1)	Calculated on a fully taxable equivalent basis using amortized cost.

(2)	These ratios are stated on an annualized basis and are not necessarily indicative of future periods.

(3)	The calculations of ROA and ROE do not include the mark-to-market unrealized gains (losses) because the unrealized gains (losses) on available for sale securities are not included in net income (loss).

(4)	The Company believes that return on average assets and equity excluding the impacts of noncash amortization expense on intangible assets is a better measurement of the Company’s trend in earnings growth.

CONSOLIDATED QUARTERLY FINANCIAL DATA (Unaudited) (continued)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

(Dollars in thousands)

	March 31,	December 31,	March 31,
SECURITIES	2011	2010	2010
U.S. Treasury and U.S. Government Agencies	$4,208	$4,212	$4,192
Mortgage-backed	505,784	426,477	356,693
Obligations of states and political subdivisions	1,412	1,709	2,066
Other securities	2,746	2,742	3,035

Securities Available for Sale	514,150	435,140	365,986

Mortgage-backed	17,122	18,963	5,996
Obligations of states and political subdivisions	7,713	7,398	4,232
Other securities	1,000	500	0

Securities Held for Investment	25,835	26,861	10,228

Total Securities	$539,985	$462,001	$376,214

LOANS
Construction and land development	$75,718	$79,306	$151,257
Real estate mortgage	1,047,473	1,060,597	1,098,274
Installment loans to individuals	50,364	51,602	61,422
Commercial and financial	51,520	48,825	62,134
Other loans	308	278	191

Total Loans	$1,225,383	$1,240,608	$1,373,278

AVERAGE BALANCES, YIELDS AND RATES (1) (Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	2011				2010
	First Quarter				Fourth Quarter			First Quarter

	Average	Yield/			Average	Yield/		Average	Yield/
(Dollars in thousands)	Balance	Rate			Balance	Rate		Balance	Rate

Assets
Earning assets:
Securities:
Taxable	$468,489	3.14	%		$446,081	3.12	%	$410,694	3.63	%
Nontaxable	3,921	7.45			4,293	5.59		6,256	6.71

Total Securities	472,410	3.17			450,374	3.15		416,950	3.73
Federal funds sold and other
investments	216,906	0.44			187,023	0.46		205,575	0.47
Loans, net	1,236,274	5.33			1,263,237	5.19		1,393,808	5.36

Total Earning Assets	1,925,590	4.26			1,900,634	4.24		2,016,333	4.52
Allowance for loan losses	(37,254)				(39,443)			(44,377)
Cash and due from banks	30,122				33,024			30,975
Premises and equipment	35,936				36,460			39,773
Other assets	75,651				82,730			84,370

	$2,030,045				$2,013,405			$2,127,074

Liabilities and Shareholders’ Equity
Interest-bearing liabilities:
NOW	$47,758	0.25	%		$49,548	0.24	%	$53,408	0.41	%
Savings deposits	116,896	0.11			110,382	0.11		102,777	0.24
Money market accounts	645,241	0.33			662,315	0.33		693,205	0.66
Time deposits	534,401	1.78			537,772	1.88		635,535	2.06
Federal funds purchased and other short term borrowings	93,279	0.28			83,183	0.27		103,676	0.25
Other borrowings	103,610	2.77			103,610	2.72		103,610	2.61

Total Interest-Bearing Liabilities	1,541,185	0.98			1,546,810	1.01		1,692,211	1.25
Demand deposits (noninterest-bearing)	312,310				280,412			272,122
Other liabilities	11,402				12,476			11,010

Total Liabilities	1,864,897				1,839,698			1,975,343
Shareholders’ equity	165,148				173,707			151,731

	$2,030,045			$	2,013,405			$2,127,074

Interest expense as a % of earning assets		0.78	%			0.82	%		1.05	%
Net interest income as a % of earning assets		3.48				3.42			3.48

(1)	On a fully taxable equivalent basis. All yields and rates have been computed on an annualized basis using amortized cost. Fees on loans have been included in interest on loans. Nonaccrual loans are included in loan balances.

QUARTERLY TRENDS – LOANS AT END OF PERIOD (Dollars in Millions) (Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

		2009
(Dollars in millions)		1st Qtr	2nd Qtr	3rd Qtr	4th Qtr

Construction and Land Development
Residential:
Condominiums	>$4 million	$8.4	$7.9	$5.3	$—
	<$4 million	7.9	8.8	3.7	6.1
Town homes	>$4 million	—	—	—	—
	<$4 million	4.2	2.3	—	—
Single Family Residences	>$4 million	6.6	6.5	—	—
	<$4 million	13.9	10.3	7.1	4.1
Single Family Land & Lots	>$4 million	21.8	21.8	5.9	5.9
	<$4 million	29.6	21.5	19.5	16.6
Multifamily	>$4 million	7.8	7.8	6.6	6.6
	<$4 million	17.0	9.8	9.5	8.3

TOTAL	>$4 million	44.6	44.0	17.8	12.5
TOTAL	<$4 million	72.6	52.7	39.8	35.1

GRAND TOTAL		$117.2	$96.7	$57.6	$47.6

QUARTERLY TRENDS – LOANS AT END OF PERIOD (Dollars in Millions) (Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

		2010
( (Dollars in millions)		1st Qtr	2nd Qtr	3rd Qtr	4th Qtr

Construction and Land Development
Residential:
Condominiums	>$4 million	$—	$—	$—	$—
	<$4 million	0.9	0.9	0.9	0.9
Townhomes	>$4 million	—	—	—	—
	<$4 million	—	—	—	—
Single Family Residences	>$4 million	—	—	—	—
	<$4 million	3.9	3.6	3.8	—
Single Family Land & Lots	>$4 million	5.9	5.9	—	—
	<$4 million	15.7	9.6	10.3	7.0
Multifamily	>$4 million	6.6	4.3	—	—
	<$4 million	8.1	8.2	6.3	6.1

TOTAL	>$4 million	12.5	10.2	—	—
TOTAL	<$4 million	28.6	22.3	21.3	14.0

GRAND TOTAL		$41.1	$32.5	$21.3	$14.0

QUARTERLY TRENDS – LOANS AT END OF PERIOD (Dollars in Millions) (Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

		2011	Nonperforming
( (Dollars in millions)		1st Qtr	1st Qtr	Number

Construction and Land Development
Residential:
Condominiums	>$4 million	$—	$—	—
	<$4 million	0.5	0.5	1
Townhomes	>$4 million	—	—	—
	<$4 million	—	—	—
Single Family Residences	>$4 million	—	—	—
	<$4 million	—	—	—
Single Family Land & Lots	>$4 million	—	—	—
	<$4 million	6.6	0.1	2
Multifamily	>$4 million	—	—	—
	<$4 million	6.1	1.0	2

TOTAL	>$4 million	—	—	—
TOTAL	<$4 million	13.2	1.6	5

GRAND TOTAL		$13.2	$1.6	5

QUARTERLY TRENDS – LOANS AT END OF PERIOD (Dollars in Millions) (Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	2009
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr

Construction and land development
Residential
Condominiums	$16.3	$16.7	$9.0	$6.1
Townhomes	4.2	2.3	—	—
Single family residences	20.5	16.8	7.1	4.1
Single family land and lots	51.4	43.3	25.4	22.5
Multifamily	24.8	17.6	16.1	14.9

	117.2	96.7	57.6	47.6
Commercial
Office buildings	17.4	13.8	13.8	13.9
Retail trade	70.0	55.9	23.0	3.9
Land	60.9	51.2	50.8	45.6
Industrial	9.0	8.5	8.2	2.5
Healthcare	5.7	6.0	4.8	4.8
Churches and educational facilities	—	—	—	—
Lodging	0.6	—	—	—
Convenience stores	—	—	—	—
Marina	31.6	30.0	28.1	6.8
Other	6.2	1.4	—	—

	201.4	166.8	128.7	77.5
Individuals
Lot loans	34.0	32.4	30.7	29.3
Construction	16.2	11.8	11.1	8.5

	50.2	44.2	41.8	37.8

Total construction and land development	368.8	307.7	228.1	162.9
Real estate mortgages
Residential real estate
Adjustable	333.1	328.0	325.9	289.4
Fixed rate	90.8	90.6	89.5	88.6
Home equity mortgages	85.5	83.8	83.9	86.8
Home equity lines	60.3	60.1	59.7	60.1

	569.7	562.5	559.0	524.9
Commercial real estate
Office buildings	140.6	141.6	144.2	132.3
Retail trade	109.1	120.0	151.4	164.6
Land	—	—	—	—
Industrial	95.3	93.0	89.3	88.4
Healthcare	28.3	30.9	25.4	24.7
Churches and educational facilities	34.8	34.6	30.8	29.6
Recreation	1.7	1.4	3.3	3.0
Multifamily	27.2	31.7	35.1	29.7
Mobile home parks	3.0	5.6	5.6	5.4
Lodging	26.3	26.3	25.6	25.5
Restaurant	6.1	5.1	5.0	4.7
Agricultural	8.2	11.8	12.0	11.7
Convenience stores	23.3	23.2	22.8	22.1
Marina	18.1	18.0	5.9	15.8
Other	24.9	29.6	28.1	26.6

	546.9	572.8	584.5	584.1

Total real estate mortgages	1,116.6	1,135.3	1,143.5	1,109.0
Commercial & financial	75.5	71.8	66.0	61.1
Installment loans to individuals
Automobile and trucks	19.4	18.0	16.6	15.3
Marine loans	26.3	26.9	26.8	26.4
Other	25.7	24.3	23.3	22.3

	71.4	69.2	66.7	64.0
Other	0.3	0.3	0.3	0.5

	$1,632.6	$1,584.3	$1,504.6	$1,397.5

QUARTERLY TRENDS – LOANS AT END OF PERIOD (cont’d) (Dollars in Millions)
(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	2010				2011
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr

Construction and land development
Residential
Condominiums	$0.9	$0.9	$0.9	$0.9	$0.5
Townhomes	—	—	—	—	—
Single family residences	3.9	3.6	3.8	—	—
Single family land and lots	21.6	15.5	10.3	7.0	6.6
Multifamily	14.7	12.5	6.3	6.1	6.1

	41.1	32.5	21.3	14.0	13.2
Commercial
Office buildings	13.7	—	—	—	—
Retail trade	3.9	—	—	—	—
Land	45.7	38.5	35.1	33.6	33.9
Industrial	2.5	0.3	0.3	—	—
Healthcare	—	—	—	—	—
Churches and educational facilities	—	—	—	—	—
Lodging	—	—	—	—	—
Convenience stores	—	—	—	0.2	0.5
Marina	6.8	—	—	—	—
Other	—	—	—	—	—

	72.6	38.8	35.4	33.8	34.4
Individuals
Lot loans	28.9	27.4	26.3	24.4	20.8
Construction	8.7	8.2	9.1	7.1	7.3

	37.6	35.6	35.4	31.5	28.1

Total construction and land development	151.3	106.9	92.1	79.3	75.7
Real estate mortgages
Residential real estate
Adjustable	290.5	295.9	300.9	303.3	308.6
Fixed rate	87.6	86.0	84.1	82.6	86.6
Home equity mortgages	89.1	79.0	74.4	73.4	67.7
Home equity lines	60.1	58.8	58.4	57.7	57.4

	527.3	519.7	517.8	517.0	520.3
Commercial real estate
Office buildings	131.1	128.2	122.9	122.0	121.3
Retail trade	163.5	155.9	152.0	151.5	150.6
Land	—	—	—	—	—
Industrial	81.7	84.0	79.8	78.0	76.3
Healthcare	29.1	29.4	29.0	30.0	26.6
Churches and educational facilities	29.1	28.5	29.4	28.8	28.6
Recreation	3.0	3.0	2.9	2.9	2.8
Multifamily	25.3	23.6	23.2	22.4	14.2
Mobile home parks	5.3	2.6	2.6	2.5	2.5
Lodging	23.5	23.4	22.1	21.9	21.7
Restaurant	4.7	4.6	4.5	4.5	4.2
Agricultural	11.4	10.8	10.7	10.6	9.2
Convenience stores	22.3	21.0	18.9	18.6	20.1
Marina	15.7	22.2	22.1	21.9	21.7
Other	25.3	25.6	26.8	28.0	27.4

	571.0	562.8	546.9	543.6	527.2

Total real estate mortgages	1,098.3	1,082.5	1,064.7	1,060.6	1,047.5
Commercial & financial	62.1	49.9	54.0	48.8	51.5
Installment loans to individuals
Automobile and trucks	14.4	12.9	11.6	10.9	10.1
Marine loans	25.3	27.3	19.7	19.8	19.4
Other	21.7	20.8	20.9	20.9	20.9

	61.4	61.0	52.2	51.6	50.4
Other	0.2	0.3	0.3	0.3	0.3

	$1,373.3	$1,300.6	$1,263.3	$1,240.6	$1,225.4

QUARTERLY TRENDS – INCREASE (DECREASE) IN LOANS BY QUARTER (Unaudited)
(Dollars in Millions)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	2009
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr

Construction and land development
Residential
Condominiums	$(1.1)	$0.4	$(7.7)	$(2.9)
Townhomes	(1.9)	(1.9)	(2.3)	—
Single family residences	(6.3)	(3.7)	(9.7)	(3.0)
Single family land and lots	(1.4)	(8.1)	(17.9)	(2.9)
Multifamily	(2.0)	(7.2)	(1.5)	(1.2)

	(12.7)	(20.5)	(39.1)	(10.0)
Commercial
Office buildings	0.1	(3.6)	—	0.1
Retail trade	1.3	(14.1)	(32.9)	(19.1)
Land	(12.4)	(9.7)	(0.4)	(5.2)
Industrial	(4.3)	(0.5)	(0.3)	(5.7)
Healthcare	5.7	0.3	(1.2)	—
Churches and educational facilities	—	—	—	—
Lodging	0.6	(0.6)	—	—
Convenience stores	—	—	—	—
Marina	0.9	(1.6)	(1.9)	(21.3)
Other	0.2	(4.8)	(1.4)	—

	(7.9)	(34.6)	(38.1)	(51.2)
Individuals
Lot loans	(1.7)	(1.6)	(1.7)	(1.4)
Construction	(4.1)	(4.4)	(0.7)	(2.6)

	(5.8)	(6.0)	(2.4)	(4.0)

Total construction and land development	(26.4)	(61.1)	(79.6)	(65.2)
Real estate mortgages
Residential real estate
Adjustable	4.1	(5.1)	(2.1)	(36.5)
Fixed rate	(4.7)	(0.2)	(1.1)	(0.9)
Home equity mortgages	0.7	(1.7)	0.1	2.9
Home equity lines	1.8	(0.2)	(0.4)	0.4

	1.9	(7.2)	(3.5)	(34.1)
Commercial real estate
Office buildings	(5.8)	1.0	2.6	(11.9)
Retail trade	(2.8)	10.9	31.4	13.2
Land	—	—	—	—
Industrial	0.6	(2.3)	(3.7)	(0.9)
Healthcare	(0.9)	2.6	(5.5)	(0.7)
Churches and educational facilities	(0.4)	(0.2)	(3.8)	(1.2)
Recreation	—	(0.3)	1.9	(0.3)
Multifamily	—	4.5	3.4	(5.4)
Mobile home parks	—	2.6	—	(0.2)
Lodging	(0.3)	—	(0.7)	(0.1)
Restaurant	(0.1)	(1.0)	(0.1)	(0.3)
Agricultural	(0.3)	3.6	0.2	(0.3)
Convenience stores	(0.2)	(0.1)	(0.4)	(0.7)
Marina	(0.1)	(0.1)	(12.1)	9.9
Other	(0.5)	4.7	(1.5)	(1.5)

	(10.8)	25.9	11.7	(0.4)

Total real estate mortgages	(8.9)	18.7	8.2	(34.5)
Commercial & financial	(7.3)	(3.7)	(5.8)	(4.9)
Installment loans to individuals
Automobile and trucks	(1.4)	(1.4)	(1.4)	(1.3)
Marine loans	0.3	0.6	(0.1)	(0.4)
Other	(0.4)	(1.4)	(1.0)	(1.0)

	(1.5)	(2.2)	(2.5)	(2.7)
Other	—	—	—	0.2

	$(44.1)	$(48.3)	$(79.7)	$(107.1)

QUARTERLY TRENDS – INCREASE (DECREASE) IN LOANS BY QUARTER (cont’d)
(Dollars in Millions) (Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	2010				2011
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr

Construction and land development
Residential
Condominiums	$(5.2)	$—	$—	$—	$(0.4)
Townhomes	—	—	—	—	—
Single family residences	(0.2)	(0.3)	0.2	(3.8)	—
Single family land and lots	(0.9)	(6.1)	(5.2)	(3.3)	(0.4)
Multifamily	(0.2)	(2.2)	(6.2)	(0.2)	—

	(6.5)	(8.6)	(11.2)	(7.3)	(0.8)
Commercial
Office buildings	(0.2)	(13.7)	—	—	—
Retail trade	—	(3.9)	—	—	—
Land	0.1	(7.2)	(3.4)	(1.5)	0.3
Industrial	—	(2.2)	—	(0.3)	—
Healthcare	(4.8)	—	—	—	—
Churches and educational facilities	—	—	—	—	—
Lodging	—	—	—	—	—
Convenience stores	—	—	—	0.2	0.3
Marina	—	(6.8)	—	—	—
Other	—	—	—	—	—

	(4.9)	(33.8)	(3.4)	(1.6)	0.6
Individuals
Lot loans	(0.4)	(1.5)	(1.1)	(1.9)	(3.6)
Construction	0.2	(0.5)	0.9	(2.0)	0.2

	(0.2)	(2.0)	(0.2)	(3.9)	(3.4)

Total construction and land development	(11.6)	(44.4)	(14.8)	(12.8)	(3.6)
Real estate mortgages
Residential real estate
Adjustable	1.1	5.4	5.0	2.4	5.3
Fixed rate	(1.0)	(1.6)	(1.9)	(1.5)	4.0
Home equity mortgages	2.3	(10.1)	(4.6)	(1.0)	(5.7)
Home equity lines	—	(1.3)	(0.4)	(0.7)	(0.3)

	2.4	(7.6)	(1.9)	(0.8)	3.3
Commercial real estate
Office buildings	(1.2)	(2.9)	(5.3)	(0.9)	(0.7)
Retail trade	(1.1)	(7.6)	(3.9)	(0.5)	(0.9)
Land	—	—	—	—	—
Industrial	(6.7)	2.3	(4.2)	(1.8)	(1.7)
Healthcare	4.4	0.3	(0.4)	1.0	(3.4)
Churches and educational facilities	(0.5)	(0.6)	0.9	(0.6)	(0.2)
Recreation	—	—	(0.1)	—	(0.1)
Multifamily	(4.4)	(1.7)	(0.4)	(0.8)	(8.2)
Mobile home parks	(0.1)	(2.7)	—	(0.1)	—
Lodging	(2.0)	(0.1)	(1.3)	(0.2)	(0.2)
Restaurant	—	(0.1)	(0.1)	—	(0.3)
Agricultural	(0.3)	(0.6)	(0.1)	(0.1)	(1.4)
Convenience stores	0.2	(1.3)	(2.1)	(0.3)	1.5
Marina	(0.1)	6.5	(0.1)	(0.2)	(0.2)
Other	(1.3)	0.3	1.2	1.2	(0.6)

	(13.1)	(8.2)	(15.9)	(3.3)	(16.4)

Total real estate mortgages	(10.7)	(15.8)	(17.8)	(4.1)	(13.1)
Commercial & financial	1.0	(12.2)	4.1	(5.2)	2.7
Installment loans to individuals
Automobile and trucks	(0.9)	(1.5)	(1.3)	(0.7)	(0.8)
Marine loans	(1.1)	2.0	(7.6)	0.1	(0.4)
Other	(0.6)	(0.9)	0.1	—	—

	(2.6)	(0.4)	(8.8)	(0.6)	(1.2)
Other	(0.3)	0.1	—	—	—

	$(24.2)	$(72.7)	$(37.3)	$(22.7)	$(15.2)